UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-76630	65-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Merced Drive, Suite A Riverside, CA	92503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 687-6100

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accounts and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)          On March 13, 2006, the Registrant terminated the engagement of Beckstead and Watts, LLP, as the Registrant’s independent accountants.

Beckstead and Watts, LLP did not perform an audit of the Registrant’s financial statements nor perform any significant audit related functions from the time they were engaged (February 20, 2006) through the date of the termination of their engagement (March 8, 2006).

The dismissal of Beckstead and Watts, LLP was recommended by the Registrant’s Executive Management and approved by the Registrant’s Board of Directors.

There were no disagreements between the Registrant and Beckstead and Watts, LLP on any matter of accounting principles or practices, or financial statement disclosure, or audit scope or procedure.

The Registrant appointed Malone & Bailey, PC, as the Registrant’s independent accountants for the year ended December 31, 2005 on March 6, 2006. This is a change in accountants recommended by the Registrant’s Executive Management and approved by the Registrant’s Board of Directors. During the most recent two fiscal years and during the portion of 2006 preceding the Board’s decision, neither the Registrant, nor anyone engaged on its behalf, has consulted with Malone & Bailey, PC regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

EXHIBITS

Exhibit Number	Description
(16) Letter to the Commission from Beckstead and Watts, LLP dated March 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE COMPANIES, INC.

By:/s/ Michael Edison

Michael Edison, Chief Executive Officer

Date: March 16, 2006